Exhibit 10.2
                                 Award Agreement

This Award Agreement (the "Agreement") is entered into as of June 12, 2006 (the "Grant Date"), by and between Sprint Nextel Corporation, a Kansas corporation (together with its direct and indirect subsidiaries, "Sprint") and Timothy M. Donahue (the "Executive"), an employee of Sprint for the grant of restricted stock units with respect to Sprint's common stock, par value $2.00 per share ("Common Stock").

In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1. Defined Terms Incorporated from 1997 Long-Term Stock Incentive Program

Capitalized terms used in this Award Agreement and not defined herein shall have the meanings set forth in Sprint's 1997 Long-Term Stock Incentive Program (the "Program").

2. Grant of Restricted  Stock Units

Sprint hereby grants to Executive under the Program ______ restricted stock units (the "RSUs"). Each RSU represents the unsecured right to require Sprint to deliver to Executive one share of Common Stock. With respect to 100% of the RSUs, the "vesting date" and "delivery date" is on February 7, 2009, subject to paragraph 3.02 below. The RSUs are governed by, and this Agreement hereby incorporates, the Standard Terms of Other Stock Unit Awards set forth in Section 9(c) of the Program except as provided in Section 3 below.

3. Terms different from Standard Terms

3.01 Section 280G of the Internal Revenue Code. The limitation on acceleration of vesting under Section 9(c)(iv) of the Program, relating to payments or benefits contingent on a change in control within the meaning of Code Section 280G, does not apply to the RSU.

3.02 Performance adjustment. Subject to discretion of the Human Capital and Compensation Committee of Sprint's Board of Directors, the number of RSUs in
Section 2 will be adjusted by multiplying that number by a payout percentage (from 0% to 200%) based on achievement of financial objectives relating to wireless net adds, adjusted operating income before depreciation and amortization (OIBDA), and wireless post-paid churn during 2006 (the "Performance Adjustment"). The Performance Adjustment will be made as soon as practicable after year end 2006. If Executive remains an employee of Sprint throughout 2006, cash dividends on the Common Stock underlying these RSUs during 2006 will be paid to Executive as soon as practicable after the Performance Adjustment. These cash dividends will be calculated by first adjusting the RSUs by the Performance Adjustment and then applying the dividend rate for each quarterly dividend for which Executive held the RSUs, as adjusted, on each dividend record date. After the Performance Adjustment is made, if cash dividends are paid on the underlying Common Stock, Executive will receive cash dividends for RSUs held on the dividend record date as provided in Section 9(c) of the Program.

3.03 Terms for Post-Effective Time LTI Awards. To the extent inconsistent with the standard terms and conditions under the Program, the RSUs will have the terms and conditions of the Post-Effective Time LTI Awards as described in Amendment No. 1 to Employment Agreement and Letter Agreement dated as of March 15, 2005.

3.04 Deferral of delivery not permitted. Executive will not have the ability to defer delivery of the RSUs under the provisions of Section 9(c)(ii).

4.  Plan Information

Executive hereby acknowledges having read the 1997 Long-Term Stock Incentive Program Plan Information Statement dated June 2006. To the extent not inconsistent with the provisions of this Agreement, the terms of such information statement and the Program are hereby incorporated by this reference.

In Witness Whereof, Sprint has caused this Agreement to be executed by its duly authorized officer and the Executive has executed the same as of the Grant Date.

                                        Sprint Nextel Corporation


                                        By:____________________________
                                                Authorized Officer


                                           ____________________________
                                                "Executive"